UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37508	27-0395455
(Commission File No.)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 408-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NEOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 2, 2020, Neos Therapeutics, Inc. (the “Company” or “Neos”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the closing bid price of the Company’s common stock had, for 30 consecutive business days preceding the date of the Letter, been below the $1.00 per share minimum required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided until December 28, 2020 to regain compliance, reflecting a 180-day compliance period and any temporary relief periods afforded by Nasdaq pursuant to its April 16, 2020 announcement.

On December 29, 2020, Neos received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq stating that the Company had failed to regain compliance with the minimum $1.00 closing bid price required by the Minimum Bid Price Rule prior to December 28, 2020 as required by Nasdaq’s letter of June 2, 2020. As a result, Nasdaq has determined to initiate procedures to delist the Company’s securities from Nasdaq.

On December 10, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aytu BioScience, Inc. (“Aytu”) and a wholly owned subsidiary of Aytu, whereby Neos will survive as a wholly owned subsidiary of Aytu (the “Merger”), and trading of Neos’ shares would cease. Completion of the Merger is anticipated to occur by the second quarter of 2021 and remains subject to customary closing conditions, including the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Neos common stock and the approval of the issuance of Aytu common stock by a majority of the votes cast by Aytu stockholders on the matter, and certain other conditions. The details of the Merger were previously disclosed in the Company’s Form 8-K filed on December 11, 2020.

The Notice provided the Company until January 5, 2021 to request an appeal of Nasdaq’s determination to delist and request a hearing before a Hearings Panel. In the absence of such appeal and request, the Company’s securities would be suspended at the opening of business on January 7, 2021, and a Form 25-NSE would be filed with the Securities and Exchange Commission, resulting in Neos’ securities being removed from listing and registration on Nasdaq. The Company has requested a hearing before a Hearings Panel to appeal the determination, which request will stay the suspension of Neos’ securities and the filing of the Form 25-NSE pending a decision by the Hearings Panel.

Item 9.01.            Financial Statements and Exhibits.

(d)              Exhibits

Exhibit
Number	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date: December 30, 2020	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
Chief Financial Officer

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